Exhibit 10.7

TERRITORIAL SAVINGS BANK

FIRST AMENDMENT TO

AMENDED AND RESTATED

EXECUTIVE DEFERRED INCENTIVE AGREEMENT

WITH VERNON HIRATA

WHEREAS, Territorial Savings Bank (the “Bank”) has entered into an amended and restated executive deferred incentive agreement (the “Agreement”) with Vernon Hirata (the “Executive”) as of January 1, 2008; and

WHEREAS, in connection with the Bank’s conversion from a federally chartered stock savings bank to a Hawaii-chartered savings bank, the Bank wishes to amend the Agreement, effective June 25, 2014, in order to reflect this charter change and to update the definition of “change in control;” and

WHEREAS, pursuant to Section 10.1 of the Agreement, the Bank may amend the Agreement at any time.

NOW THEREFORE, the Agreement is hereby amended as follows:

1.                        The introductory paragraph of the Agreement is hereby amended to provide as follows:

“THIS AMENDED AND RESTATED EXECUTIVE DEFERRED INCENTIVE AGREEMENT (the “Agreement”) is entered into as of January 1, 2008, by and between TERRITORIAL SAVINGS BANK, a Hawaii-chartered savings bank located in Honolulu, Hawaii (the “Bank”), and VERNON HIRATA (the “Executive”).”

2.                        Section 1.4(a) of the Agreement is hereby amended to read as follows:

(a)   There occurs a change in control of the Bank within the meaning of the Home Owners Loan Act of 1933, as applied to the Bank (at 12 C.F.R. Part 174) (or any successor regulation), as if it were a federally chartered institution.

IN WITNESS WHEREOF, the Bank and the Executive have adopted this Amendment, on the date set forth below.

TERRITORIAL SAVINGS BANK

9/24/14	By	/s/ Kirk Caldwell
Date	Its	Compensation Committee Chairman

EXECUTIVE

9/24/14	/s/ Vernon Hirata
Date	Vernon Hirata